EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Investar Holding Corporation and any related prospectus of our report dated March 6, 2014, relating to our audit of the consolidated financial statements and internal control over financial reporting of Investar Holding Corporation included in the prospectus on Form S-1 filed July 1, 2014.

/s/ Postlethwaite & Netterville, APAC
Baton Rouge, Louisiana
October 21, 2014